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                                                                  EXECUTION COPY


                                   APPENDIX A
                                       to
                            Participation Agreement,
                                  Master Lease,
                                Lease Supplements
                                Loan Agreement,
                                Pledge Agreement,
                              Lessor Mortgages, and
                                    Guaranty

                         DEFINITIONS AND INTERPRETATION


     A. INTERPRETATION. In each Operative Document, unless a clear contrary intention appears:

          (i)  the singular number includes the plural number and VICE VERSA;

          (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

          (iii)  reference to any gender includes each other gender;

          (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;


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          (v)  reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

          (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

          (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof;

          (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

          (ix) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

     B. COMPUTATION OF TIME PERIODS. For purposes of computation of periods of time under the Operative Documents, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     C. ACCOUNTING TERMS AND DETERMINATIONS. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.


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     D.   CONFLICT IN OPERATIVE DOCUMENTS.  If there is any conflict between any
Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

     E. LEGAL REPRESENTATION OF THE PARTIES. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

     F. DEFINED TERMS. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

     "ACQUISITION DATE" is defined in SECTION 2.2 of the Participation
Agreement.

     "ADDITIONAL COLLATERAL" means any of the following obligations which have been issued or guaranteed by the United States of America or an agency thereof and having a remaining maturity of three years or less:

          (i) all allotments, accretions, offers, rights, benefits and advantages whatsoever at any time accruing, offered or arising in respect of or incidental to the same or in respect of or incidental to any securities, rights, moneys or other property previously accruing, offered or arising as mentioned in this sub-clause (i); and


          (ii) all proceeds of sale, dividends, interest and other distributions or income hereafter paid or payable or made in respect of the same or the securities, rights, moneys or other property falling within sub-clause (i) above


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     or deriving from any investment of any such dividends, interest and other distributions or income; also includes (without limitation):

               (a) obligations of the United States of America having a maturity of not more than one (1) year from the date of issue and commonly known as "treasury bills";

               (b) obligations of the United States of America having a maturity greater than one year, but no more than ten (10) years, from the date of issue and commonly known as "treasury notes";

               (c) obligations of the United States of America having a maturity date in excess of ten (10) years, from the date of issue and commonly known as "treasury bonds";

               (d) U.S. Treasury Securities converted by the Department of the Treasury into Separate Trading of Registered Interest and Principal of Securities;

               (e) obligations of Federal agencies of the government of the United States of America which are backed as to payment of interest and principal by the full faith and credit of the United States of America; and

                (f) repurchase agreements of government securities described in sections (a) through (e) above with dealers approved by the Lessor.

     "ADVANCE" means an advance of funds by the Lessor and the Agent to the Lessee pursuant to ARTICLE III of the Participation Agreement.


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     "AFFILIATE" means, when used with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common control with such Person.

     "AFTER TAX BASIS" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient (less any tax savings realized and the present value of any tax savings projected to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

     "AGENT" means The Sumitomo Bank, Limited, San Francisco Branch, in its capacity as Agent, and any successors or assigns in such capacity.

     "ALTERNATE BASE RATE" shall mean, for any day, the Federal Funds Rate for such day PLUS 1/2 of 1%. In the event that on any day the Agent determines that the Federal Funds Rate is not available, then for each such day the Alternate Base Rate shall mean the rate of interest from time to time established by the Agent as its prime commercial lending rate (which rate is not intended to be the lowest rate of interest charged by the Agent in connection with extensions of credit to debtors) (the "PRIME RATE"). Each change in any interest rate provided for herein based upon the Alternate Base Rate resulting from a change in the Alternate Base Rate shall take effect at the time of such change in the Alternate Base Rate.

     "ALTERNATE BASE RATE LOAN(S)/LESSOR AMOUNT(S)" means a Loan or Lessor Amount, as the case may be, bearing interest at the Alternate Base Rate.

     "APPLICABLE LAW" means all existing and future applicable laws, rules, regulations (including Hazardous Materials Laws) statutes, treaties, codes, ordinances, permits, certificates,


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orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of any Property) or in each case affecting the Lessee, any Property or any material interests in any other kind of property or asset, whether real, personal or mixed, or tangible or intangible, of the Lessee.

     "APPRAISAL" means, with respect to each Property, an appraisal, prepared by a reputable appraiser selected by the Agent and the Lessor, which Appraisal complies in all material respects with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Requirements of Law addressed to the Lessor and Lessee, and will appraise the Fair Market Sales Value of such Property as of the Acquisition Date and as of the Expiration Date for the Base Term.

     "APPURTENANT RIGHTS" means, with respect to any Land, (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to such Land or the Improvements thereon, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to such Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to such Land.

     "ASSIGNMENT OF LEASE AND RENT" means the Assignment of Lease and Rent dated as of October 18, 1996, and all supplements thereto, from the Lessor, as assignor, to the Lenders, as assignees.


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     "BANKRUPTCY CODE" is defined in SECTION 6.1(e) of the Loan Agreement.

     "BASIC RENT" means, for each Property, the sum of (i) the Lender Basic Rent and (ii) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

     "BASIC RENT PAYMENT DATE" means each Scheduled Payment Date during the Base Lease Term.

     "BASE LEASE TERM" is defined in SECTION 2.3 of the Master Lease.

     "BILL OF SALE" is defined in SECTION 2.1(j) of the Participation Agreement.

     "BREAK COSTS" means an amount equal to the amount, if any, required to compensate any Participant for any additional losses (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by such Participant to fund its obligations under the Operative Documents) it may reasonably incur as a result of (v) the Lessee's payment of Rent other than on a Basic Rent Payment Date,
(x) any Advance not being made on the date specified therefor in the applicable Funding Request as a result of any act or omission of Lessee (other than as a result of a breach by such Participant, as the case may be, of its or any other Participants obligation under SECTION 3.1, 3.2 or 3.3, as the case may be, of the Participation Agreement to make Advances to the Lessee or make Lessor Amounts or Loans available to the Lessor), (y) the Lessee's payment of the Lease Balance on any date other than a Basic Rent Payment Date which date is not also the end of the applicable Interest Period, or (z) as a result of any conversion of the LIBO Rate in accordance with SECTION 13.7 of the Participation Agreement. A statement as to the amount of such loss, cost or expense, prepared in good faith and in reasonable detail and submitted by such Participant, as the case may be, to the Lessee, shall be presumed correct and binding on


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the Lessee absent demonstrable error.

     "BUSINESS DAY" means (i) each day which is not a day on which banks in New York, New York and San Francisco, California, are generally authorized or obligated, by law or executive order, to close and (ii) any day which is a Business Day under CLAUSE (i) and is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

     "CAPITAL LEASE" means any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

     "CAPITAL LEASE OBLIGATIONS" means the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

     "CASUALTY" means any damage or destruction of all or any portion of a Property as a result of a fire or other casualty.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 ET. SEQ., as amended by the Superfund Amendments and Reauthorization Act of 1986.

     "CERTIFYING PARTY" is defined in SECTION 22.1 of the Master Lease.

     "CLAIMS" means any and all obligations, liabilities, losses, actions, suits, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including, without limitation, reasonable legal fees and expenses) of any nature whatsoever.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

     "COLLATERAL AGENT" means Donaldson, Lufkin & Jenrette


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Securities Corporation, as Collateral Agent under the Pledge Agreement, and its permitted successors and assigns.

     "COMMITMENT" means (i) as to any Lender, the Loan Commitment, and (ii) as to the Lessor, the Lessor Commitment.

     "COMMITMENT PERCENTAGE" means, with respect to any Property, as to (i) each Lender, its pro rata share of the Lenders' Percentage with respect to such Property, and (ii) the Lessor, an amount, expressed as a percentage, equal to 100% MINUS such applicable Lenders' Percentage.

     "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

     "CONDEMNATION" means, with respect to any Property, any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to such Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, such Property or alter the pedestrian or vehicular traffic flow to such Property so as to result in change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "CONDEMNATION" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

     "CONTROL" means (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the


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management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "CREDIT AGREEMENT" means the Second Amended and Restated Credit Agreement between the Lessee and Bank of America National Trust and Savings Association dated as of March 28, 1996, and any successor agreement thereto or replacement agreement thereof, as each may be from time to time amended, modified or supplemented.

     "CUSTODY AGREEMENT" means the letter agreement between the Lessor and the Collateral Agent with respect to the Additional Collateral.

     "DEED" means a grant deed with respect to the real property comprising the applicable Property, in conformity with Applicable Law and appropriate for recording with the applicable Governmental Authorities, conveying fee simple title to such real property to the Lessor, subject only to Permitted Liens.

     "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "DEFICIENCY DATE" is defined in SECTION 6.1 of the Participation Agreement.

     "DEFICIENCY COLLATERAL" is defined in SECTION 6.1 of the Participation Agreement.

     "DOCUMENTATION DATE" is defined in SECTION 2.1 of the Participation Agreement.

     "DOLLARS" and "$" mean dollars in lawful currency of the United States of America.

     "END OF THE TERM REPORT" is defined in SECTION 13.2(a) of the Participation Agreement.


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     "ENVIRONMENTAL AUDIT" means, with respect to each Property, a Phase One environmental site assessment (the scope and performance of which meets or exceeds the then most current ASTM Standard Practice E1527 for Environmental Site Assessments: Phase One Environmental Site Assessment Process) of such Property.

     "ENVIRONMENTAL VIOLATION" means any activity, occurrence or condition that violates or results in non-compliance with any Hazardous Materials Law.

     "EQUIPMENT" means equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired by the Lessor using the proceeds of the Loans or the Lessor Amounts and now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of a Property, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, shelving, display cases, counters, furniture and furnishings, heating, electrical, switch gear, uninterrupted power supply, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, generators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.


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     "ERISA AFFILIATE" means each entity required to be aggregated with the
Lessee pursuant to the requirements of Section 414(b) or (c) of the Code.

     "ERISA GROUP" means the Lessee and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Lessee, are treated as a single employer under Section 414 of the Code.

     "EVENT OF DEFAULT" means a Lease Event of Default or a Loan Agreement Event of Default.

     "EXCESS CASUALTY/CONDEMNATION PROCEEDS" means the excess, if any, of (x) the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation MINUS (y) the Property Balance paid by the Lessee pursuant to ARTICLE XV of the Master Lease with respect to such Casualty or Condemnation.

     "EXCESS SALES PROCEEDS" means the excess, if any, of (x) the aggregate of all proceeds received by the Lessor in connection with any sale of the Property pursuant to the Lessor's exercise of remedies under SECTION 16.2 of the Master Lease or the Lessee's exercise of the Remarketing Option under ARTICLE XX of the Master Lease, less all fees, costs and expenses of the Lessor in connection with the exercise of its rights and remedies thereunder, MINUS (y) the Lease Balance.

     "EXPIRATION DATE" means, with respect to the Master Lease, unless the Master Lease shall have been earlier terminated in accordance with the provisions of the Master Lease or other Operative Documents, the seventh (7th) anniversary of the Documentation Date.

     "EXPIRATION DATE PURCHASE OBLIGATION" means the Lessee's obligation, pursuant to SECTION 18.2 of the Master Lease, to purchase all (but not less than all) of the Properties on the


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Expiration Date.

     "FAIR MARKET SALES VALUE" means, with respect to any Property, the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of such Property. The Fair Market Sales Value of any Property shall be determined based on the assumption that, except for purposes of ARTICLE XVI of the Master Lease and SECTION 13.2 of the Participation Agreement, such Property is in the condition and state of repair required under SECTION 9.1 of the Master Lease and the Lessee is in compliance with the other requirements of the Operative Documents relating to the condition of the Property.

     "FEDERAL FUNDS RATE" means, for any day or period, as applicable, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) at which Federal funds in the amount equal to the principal amount as to which such rate is offered in the interbank market to The Sumitomo Bank, Limited, acting through its New York branch, for such period as of 11:00 A.M. New York time on such day for such day or such period, as applicable.

     "FEES" means the fees payable pursuant to the Fee Letter.

     "FEE LETTER" means the letter agreement dated October 18, 1996 between the Lessee and the Lessor.

     "FIXED CHARGE COVERAGE RATIO" means the ratio of Consolidated Net Income Available for Fixed Charges to Consolidated Fixed Charges.

     "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "FUNDING OFFICE" means the office of each Participant


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identified on SCHEDULE II to the Participation Agreement as its Funding Office.

     "FUNDING REQUEST" is defined in SECTION 3.4(a) of the Participation Agreement.

     "GAAP" means United States generally accepted accounting principles (including principles of consolidation), in effect from time to time.

     "GOVERNMENTAL ACTION" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of any Property.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GROSS REMARKETING PROCEEDS" is defined in SECTION 20.1(k) of the Master Lease.

     "GUARANTEE OBLIGATION" means as to any Person (the "guaranteeing person"), any obligation of (i) the guaranteeing person or (ii) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly; provided, however, that the term


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Guarantee Obligation shall not include endorsements of instruments or documents for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Lessee in good faith.

     "GUARANTY" means the Guaranty dated as of October 18, 1996, made by the Lessee in favor of the Agent, for the benefit of the Lenders.

     "HAZARDOUS ACTIVITY" means any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Material; (ii) causes or results in (or threatens to cause or result in) the Release of any Hazardous Material into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Material; or (iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of any Hazardous Materials Law.

     "HAZARDOUS MATERIALS" means any hazardous, toxic or dangerous materials, substances, chemicals, wastes or pollutants that from time to time are defined by or pursuant to or are regulated under any Hazardous Materials Laws, including asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons, urea formaldehyde and any

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material, substance, pollutant or waste that is defined as a hazardous waste under RCRA or defined as a hazardous substance under CERCLA.

     "HAZARDOUS MATERIALS LAWS" means all federal, state, regional, county or local laws, statutes, rules, regulations or ordinances, now or hereafter in effect, relating to the generation, recycling, use, reuse, sale, storage, handling, transport, treatment or disposal of Hazardous Materials, including CERCLA, RCRA, the Clean Air Act, 42 U.S.C. Section 7401, ET SEQ. ("CAA"), the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ. ("TSCA") and any rules, regulations and guidance documents promulgated or published thereunder, and any state, regional, county or local statute, law, rule, regulation or ordinance now or hereafter in effect that relates to public health, safety or the discharge, emission or disposal of Hazardous Materials in or to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Materials, to exposure to Hazardous Materials or to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.

     "IMPOSITIONS" means any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever ("TAXES") (including, without limitation, (i) real and personal property taxes, including personal property taxes on any property covered by any Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, mortgage taxes, intangible

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taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees; and
(vi) assessments on any Property, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed within the Lease Term), and in each case all interest, additions to tax and penalties thereon, which at any time may be levied, assessed or imposed by any Federal, state or local authority upon or with respect to (a) any Tax Indemnitee, any Property or any part thereof or interest therein, or the Lessee or any sublessee or user of any Property; (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of such Property or any part thereof or interest therein; (c) the Notes or other Indebtedness with respect to any Property or any part thereof or interest therein or transfer thereof; (d) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (e) the Operative Documents or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes; or (i) otherwise in connection with the transactions contemplated by the Operative Documents.

     Notwithstanding anything in the first paragraph of this definition (except as provided in the final paragraph of this definition) the term "IMPOSITION" shall not mean or include:

          (i) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, transfer or property taxes) that are imposed by any Governmental

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     Authority and that are based upon or measured by or with respect to the gross or net income or gross or net receipts (including, without limitation, any minimum taxes, income or capital gains taxes, withholding taxes or taxes on, measured by or with respect to or in the nature of capital, net worth, excess profits, items of tax preference, capital stock, franchise, business privilege or doing business taxes) and any interest, additions to tax, penalties or other charges in respect thereof; PROVIDED that this CLAUSE (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

          (ii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs, or relates to a period, after the termination of the Master Lease (but not any Tax or imposition that relates to any period prior to the termination of the Master Lease with respect to the Property to which such Imposition relates);

          (iii) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of SECTION 13.5(b) of the Participation Agreement, PROVIDED that the foregoing shall not limit any Lessee's obligation under SECTION 13.5(b) of the Participation Agreement to advance to such Tax Indemnitee amounts with respect to Taxes that are being contested in accordance with SECTION 13.5(b) of the Participation Agreement or any expenses incurred by such Tax Indemnitee in connection with such contest;

          (iv) any interest, additions to tax or penalties imposed on a Tax Indemnitee as a result of a breach by such Tax Indemnitee of its obligations under SECTION 13.5(e) of the Participation Agreement as a result of a Tax Indemnitee's failure to file any return or other documents timely and as prescribed by applicable law; PROVIDED that this CLAUSE (iv) shall not apply (x) if such interest or penalties arise as a result of a position taken (or requested to be taken) by the Lessee in a contest controlled by the Lessee under SECTION 13.5(b) of the Participation Agreement or (y) if such failure is attributable to a failure by the Lessee to fulfill its obligations under the Master Lease with respect to any such return;

          (v) any Taxes or impositions imposed on a Tax Indemnitee, to the extent such Tax Indemnitee actually receives a credit (or otherwise has a reduction in a liability for Taxes) in respect thereof against Taxes that are not indemnified under the Participation Agreement (but only to the extent such credit is not taken into account in calculating the indemnity payment on an After Tax Basis);

          (vi) Taxes imposed on or with respect to or payable by any Tax Indemnitee based on, measured by or imposed with respect to any fees received by such Tax Indemnitee;

          (vii) any Taxes imposed against or payable by a Tax Indemnitee resulting from, or that would not have been imposed but for, the gross negligence or willful misconduct of such Tax Indemnitee;

          (viii) Taxes imposed on or payable by a Tax Indemnitee to the extent such Taxes result from or would not have been imposed but for, a breach by the Tax Indemnitee or any Affiliate thereof of any representations, warranties or covenants set forth in the Operative Documents (unless such breach is caused by any Lessee's breach of its representations, warranties or covenants set forth in the Operative Documents);

          (ix) Taxes to the extent resulting from such Tax Indemnitee's failure to comply with the provisions of SECTION 13.5(b) of the Participation Agreement, which failure precludes or materially adversely affects the ability to conduct a contest pursuant to SECTION 13.5(b) of the Participation Agreement (unless such failure is caused by the Lessee's breach of its obligations);

          (x) with respect to each Property, Taxes which are included in applicable Property Acquisition Costs if and to the extent actually paid;

          (xi) Taxes that would have been imposed in the absence of the transactions contemplated by the Operative Documents and Taxes imposed on or with respect to or payable as a result of activities of a Tax Indemnitee or Affiliate thereof unrelated to the transactions contemplated by the Operative Documents;

          (xii) Taxes imposed on or with respect to or payable by a Tax Indemnitee resulting from, or that would not have been imposed but for the existence of, any Lessor Lien created by or through such Tax Indemnitee or an Affiliate thereof and not caused by acts or omissions of any Lessee, unless required to be removed by any Lessee;

          (xiii) Any Tax imposed against or payable by a Tax Indemnitee to the extent that the amount of such Tax exceeds the amount of such Tax that would have been imposed against or payable by such Tax Indemnitee (or, if less, that would have been subject to indemnification under SECTION 13.5 of the Participation Agreement) if such Tax Indemnitee were not a direct or indirect successor, transferee or assign of one of the original Tax Indemnitees; PROVIDED, HOWEVER, that this EXCLUSION (xiii) shall not apply if such direct or indirect successor, transferee or assign acquired its interest as a result of a transfer while an Event of Default shall have occurred and is continuing;

          (xiv) Taxes imposed on or with respect to or payable by a Tax Indemnitee that would not have been imposed but for an amendment, supplement, modification, consent or waiver to any Operative Document not initiated, requested or consented to by any Lessee unless such amendment, supplement, modification, consent or waiver (A) arises due to, or in connection with there having occurred, an Event of Default or (B) is required by the terms of the Operative Documents or is executed in connection with any amendment to the Operative Documents required by law;

          (xv) Taxes in the nature of intangibles, stamp, documentary or similar Taxes;

          (xvi) Taxes imposed on or with respect to or payable by a Tax Indemnitee or any Affiliate because such Tax Indemnitee or any Affiliate thereof is not a United States person within the meaning of Section 7701(a)(30) of the Code; and

          (xvii) Any tax imposed by its express terms in lieu of or in substitution for a Tax not subject to indemnity pursuant to the provisions of SECTION 13.5 of the Participation Agreement.

Notwithstanding the foregoing, the exclusions from the definition of Impositions set forth in CLAUSES (i), (ii), (v), (vii), (xii) and (xvi) (to the extent that any such tax is imposed by its express terms in lieu of or in substitution for a Tax set forth in CLAUSES (i), (ii), (v), (vii), (xii) and (xvi)) above shall not apply (but the other exclusions shall apply) to any Taxes or any increase in Taxes imposed on a Tax Indemnitee net of any decrease in taxes realized by such Tax Indemnitee, to the extent that such tax increase or decrease would not have occurred if on the Acquisition Date the Lessor had advanced funds to the Lessee in the form of a loan secured by the applicable Property in an amount equal to the applicable Property Balance, with debt service for such loan equal to the Basic Rent payable on each Scheduled Payment Date and a principal balance at the maturity of such loan in an amount equal to the then outstanding amount of the Advances at the end of the term of the Master Lease.

     "IMPROVEMENTS" means all buildings, structures, Fixtures, Equipment, and other improvements of every kind existing at any time and from time to time on or under any Land, or any parcel of Land to be acquired pursuant to the terms of the Operative Documents, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time.

     "INDEBTEDNESS" means, of any Person at any date, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations of such Person as lessee under Capital Leases, (iv) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (v) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (vi) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (vii) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (viii) all Guarantee Obligations of such Person, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, and (x) all contingent or non-contingent obligations of such Person in respect of letters of credit issued or bankers' acceptances created for the account of such Person.

     "INDEMNITEE" means each Lender, the Lessor, the Collateral Agent, their respective Affiliates and their respective successors, assigns, directors, shareholders, partners, officers, employees and agents.

     "INSOLVENCY" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "INSOLVENT" means pertaining to a condition of Insolvency.

     "INSURANCE REQUIREMENTS" means all terms and conditions of any insurance policy either required by the Master Lease to be maintained by the Lessee and all requirements of the issuer of any such policy.

     "INTEREST PERIOD" means,

               (a) initially, the period commencing on each Acquisition Date and ending on the fifteenth (15th) day of January, 1997; and

               (b) and thereafter, each period commencing on the last day of the preceding Interest Period applicable to such Loan or Lessor Amount and the date falling three (3) six (6), nine (9) or twelve (12) months from the first day of such Interest Period, pursuant to a written notice to the Lessor and the Agent (the "INTEREST PERIOD SELECTION NOTICE") delivered no later than 10:00 a.m. three Business Days prior to the commencement of the Interest Period to be selected. In the event the Lessee has not delivered an Interest Period Selection Notice to the Lessor and the Agent within the required period of time, it shall be deemed to have selected an Interest Period of three (3) months.

          The foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; and

               (iii) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

     "LAND" means each parcel of real property described on SCHEDULE I to any Lease Supplement, and includes all Appurtenant Rights attached thereto.

     "LEASE" means, collectively, the Master Lease and each Lease Supplement.

     "LEASE BALANCE" means, as of any date of determination, an amount equal to the sum of the Loan Balance and the Lessor Balance and all other amounts owing by the Lessee under the Operative Documents (including without limitation, accrued and unpaid Rent and Supplemental Rent, if any).

     "LEASE DEFAULT" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

     "LEASE EVENT OF DEFAULT" means a "Lease Event of Default" as defined in
SECTION 16.1 of the Master Lease.

     "LEASE SUPPLEMENT" means each Lease Supplement substantially in the form of EXHIBIT A to the Master Lease, executed by the Lessee and Lessor, dated as of the Acquisition Date and covering the Land and/or Improvements identified on
SCHEDULE I thereto.

     "LEASE TERM" means the period commencing on the first day of the Base Lease Term and ending on the Expiration Date.

     "LENDER BASIC RENT" means the sum of Lender Basic Rent (Interest) plus Lender Basic Rent (Principal).

     "LENDER BASIC RENT (INTEREST)" means, as determined as of any Basic Rent Payment Date, the interest due on the Loans, determined in accordance with
SECTION 2.6 of the Loan Agreement and excluding any interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due and any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Basic Rent.

     "LENDER BASIC RENT (PRINCIPAL)" means, with respect to any Basic Rent Payment Date, the amount indicated on the Master Rent Schedule under the Lease, as adjusted from time to time in accordance with the Lease.

     "LENDERS' PERCENTAGE" is set forth with respect to each Property in the Lease Supplement relating thereto.

     "LENDERS" means, collectively, the various financial institutions as are or may from time to time become parties to the Loan Agreement.

     "LESSEE" means Symantec Corporation, a Delaware corporation, as lessee under the Lease, and its successors and assigns expressly permitted under the Operative Documents.

     "LESSOR" means Sumitomo Bank Leasing and Finance, Inc., a Delaware corporation.

     "LESSOR AMOUNT" is defined at SECTION 3.2 of the Participation Agreement.

     "LESSOR BALANCE" means as of any date of determination an amount equal to the sum of the outstanding Lessor Amounts together with all accrued and unpaid Yield thereon.

     "LESSOR BASIC RENT" means the sum of Lessor Basic Rent (Yield) plus Lessor Basic Rent (Amortization).

     "LESSOR BASIC RENT (AMORTIZATION)" means, with respect to any Basic Rent Payment Date, the amount indicated on the Master Rent Schedule under the Lease, as adjusted from time to time in accordance with the Lease.

     "LESSOR BASIC RENT (YIELD)" means the amount of accrued Yield due on the Lessor Amounts, determined in accordance with SECTION 4.1 of the Participation Agreement as of any Basic Rent Payment Date and excluding any interest at the applicable Overdue Rate on any installment of Lessor Basic Rent not paid when due and any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Lessor Basic Rent.

     "LESSOR COMMITMENT" means the Commitment of the Lessor in the amount set forth on SCHEDULE I of the Participation Agreement, as such Schedule may be amended from time to time.

     "LESSOR FINANCING STATEMENTS" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to protect the Lessor's interest under the Master Lease and the Lease Supplements to the extent the Master Lease and Lease Supplements are security agreements with respect to personal property.

     "LESSOR LIEN" means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against any Participant not resulting from the transactions contemplated by the Operative Documents, (b) any act or omission of the any Participant which is not required or permitted by the Operative Documents or is in violation of any of the terms of the Operative Documents, (c) any claim against any Participant, with respect to Taxes or Transaction Expenses against which Lessee is not required to indemnify any Participant, in its individual capacity, pursuant to
ARTICLE IX of the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Properties or the Operative Documents other than the transfer of title to or possession of the Properties by the Lessor pursuant to and in accordance with the Master Lease, the Loan Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in SECTION 16.2 of the Master Lease.

     "LESSOR MARGIN" means, with respect to any Property, the amount set forth in the applicable Lease Supplement therefor.

     "LESSOR MORTGAGE" means, with respect to any Property, the Lease Supplement for such Property and any and all other security instruments in appropriate recordable form in each relevant jurisdiction sufficient to grant to the Lessor a first priority Lien on such Property.

     "LEVERAGE RATIO" means the ratio of Consolidated Funded Debt to Consolidated Net Worth.

     "LIBO RATE" means, relative to any Loan or Lessor Amount for any Interest Period, the rate determined by the Agent to be the average (rounded upward, if necessary to the nearest multiple of one sixteenth of one percent) of the offered rates per annum for deposits in Dollars for the particular Interest Period that appears on the Reuters Screen LIBO Page (or any successor page), or if such offered rate is not available, then the rate per annum at which deposits in Dollars for the particular Interest Period are offered by The Sumitomo Bank, Limited's London Branch to prime banks in the London interbank market, in each case at 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period.

     "LIBO RATE (RESERVE ADJUSTED)" means, relative to any Loan or Lessor Amount for any Interest Period, a rate per annum

(rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

             LIBO Rate           =              LIBO Rate
         (Reserve Adjusted)           -------------------------------
                                      1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserve Adjusted) for any Interest Period will be determined by the Agent, on the basis of the LIBOR Reserve Percentage in effect on, and the applicable LIBO Rate obtained by the Agent, two Business Days before the first day of such Interest Period. In the event that the Lessor or any Lender requires payment of such additional amount calculated with respect to the LIBOR Reserve Percentage, such party (x) shall so notify the Lessee, and (y) shall furnish to the Lessee at least five Business Days prior to each date on which Rent is payable a certificate setting forth the amount to which it is then entitled to be paid (which shall be consistent with its good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Lessee may reasonably request as to the computation set forth therein.

     "LIBO RATE (RESERVE ADJUSTED) LOAN(S)/LESSOR AMOUNT(S)" means a Loan or Lessor Amount, as the case may be, bearing interest at the LIBO Rate (Reserve Adjusted).

     "LIBOR RESERVE PERCENTAGE" means, relative to any Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "LIEN" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including, without limitation, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded, or the filing of, or agreement to execute as "debtor", any financing or continuation statement under the Uniform Commercial Code of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Law.

     "LOAN AGREEMENT" means the Loan Agreement, dated as of October 18, 1996, among the Lessor, as borrower thereunder, the Lenders, and the Agent.

     "LOAN AGREEMENT EVENT OF DEFAULT" is defined in SECTION 5 of the Loan Agreement.

     "LOAN BALANCE" means as of any date of determination an amount equal to the sum of the outstanding Loans together with all accrued and unpaid interest thereon.

     "LOAN COMMITMENT" means the Commitment of each Lender in the amount set forth on SCHEDULE I to the Participation Agreement.

     "LOAN DOCUMENTS" means the Loan Agreement and the Notes.

     "LOAN MARGIN" means, with respect to any Property, the amount set forth in the Lease Supplement therefor.

     "LOANS" is defined in SECTION 2.1 of the Loan Agreement.

     "MARKETING PERIOD" means the period commencing on the date six months prior to the Expiration Date and ending on the Expiration Date.

     "MASTER LEASE" means the Master Lease and Open End Mortgage, dated as of October 18, 1996, between the Lessor and the Lessee, as may be supplemented.

     "MASTER RENT SCHEDULE" means the Master Rent Schedule attached to each Lease Supplement as adjusted in accordance with the terms of the Master Lease.

     "MATERIAL" and "MATERIALLY" mean material to (i) the ability of the Lessee to perform its obligations under the Operative Documents to which it is a party, or (ii) the value or condition of any Property.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, financial position or results of operations of the Lessee and its Subsidiaries taken as a whole, (ii) the ability of the Lessee to perform any material obligation under the Operative Documents or (iii) the material rights and remedies of the Lenders and the Lessor under the Operative Documents.

     "MATERIAL ASSETS" means with respect to any Person all material interests in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

     "MATURITY DATE" means with respect to the Loans and the

Lessor Amounts, the seventh (7th) anniversary of the Documentation Date.

     "MAXIMUM COMMITMENT AMOUNT" means an amount equal to $53,000,000.00.

     "MINIMUM WORKING CAPITAL" means, at any date, Consolidated Current Assets MINUS Consolidated Current Liabilities

     "MODIFICATIONS" is defined in SECTION 10.1 of the Master Lease.

     "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA and subject to Title IV thereof, that (a) is maintained by the Lessee or an ERISA Affiliate and at least one Person other than the Lessee and its ERISA Affiliates or (b) was so maintained previously, but is not currently maintained by the Lessee or its ERISA Affiliates, and in respect of which the Lessee or an ERISA Affiliate would still have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "NET PROCEEDS" means all amounts received by the Lessor in connection with any Casualty or Condemnation or any sale of the Property pursuant to the Lessor's exercise of remedies under SECTION 16.2 of the Master Lease or the Lessee's exercise of the Remarketing Option under ARTICLE XX of the Master Lease, and all interest earned thereon, less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Lessor or any Participant is entitled to be reimbursed pursuant to the Lease.

     "NOTES" is defined in SECTION 2.4 of the Loan Agreement.

     "OPERATIVE DOCUMENTS" means the following:

          (a)  the Participation Agreement;
          (b)  the Master Lease;
          (c)  each Lease Supplement;
          (d)  the Loan Agreement;
          (e)  the Guaranty;
          (f)  the Pledge Agreement;
          (g)  each Note;
          (h)  the Assignment of Lease and Rent;
          (i)  each Deed;
          (j)  the Lessor Mortgages;
          (k)  the Lessor Financing Statements; and
          (l)  the Custody Agreement.

     "OVERDUE RATE" means, with respect to any Loan or Lessor Amount, the Alternate Base Rate for such Loan or Lessor Amount PLUS two percent (2%).

     "PARTICIPANTS" means, collectively, each Lender and the Lessor, and their successor and assigns.

     "PARTICIPATION AGREEMENT" means the Participation Agreement dated as of October 18, 1996 among Lessee, as the Lessee and the Lessor, the Lenders and the Agent.

     "PARTICIPANT BALANCE" means, with respect to any Participant as of any date of determination: (i) with respect to any Lender, an amount equal to the aggregate outstanding Loans of such Lender, together with all accrued and unpaid interest thereon or (ii) with respect to the Lessor, an amount equal to the aggregate outstanding Lessor Amounts of the Lessor, together with all amounts of accrued and unpaid Yield thereon.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERMITTED LIENS" means, with respect to any Property, any of the following:

          (i) the respective rights and interests of the parties to the Operative Documents as provided in the Operative Documents;

          (ii) the rights of any sublessee under a sublease permitted by the terms of the Master Lease;

          (iii) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of SECTION 12.1 of the Master Lease;

          (iv) Liens arising by operation of law, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens relating any Modifications or arising in the ordinary course of business for amounts that either are not more than 60 days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in SECTION 12.1 of the Master Lease;

          (v) Liens of any of the types referred to in CLAUSE (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements reasonably satisfactory to the Lessor have been made), which bonding (or arrangements) shall comply with applicable Requirements of Law, and has effectively stayed any execution or enforcement of such Liens;

          (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest set forth in
     SECTION 12.1 of the Master Lease;

          (vii) easements, rights of way and other encumbrances on title to real property pursuant to SECTION 11.2 of the Master Lease;

          (viii)  Liens created by the Lessee with the consent of the Lessor;
     and

          (ix) Liens described on the title insurance policy delivered with respect to such Property pursuant to SECTION 2.1(q) of the Participation Agreement other than Liens described in CLAUSE (iv) or (vi) above that are not removed within forty (40) days of their origination.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity.

     "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of October 18, 1996, by and among the Lessee, as pledgor, the Agent, as pledgee, and the Collateral Agent.

     "PROPERTY" means (i) the Lessor's interest in any Land, either as owner in fee simple, and (ii) all of the Improvements at any time located on or under such Land.

     "PROPERTY BALANCE" means, with respect to any Property, an amount equal to the outstanding principal amount of the Loans and Lessor Amounts related to such Property, and all accrued and unpaid interest and Yield thereon, and any Supplemental Rent related thereto.

     "PROPERTY ACQUISITION COSTS" means, with respect to any Property, the amount of the Advance funded to the Lessee or its designees for the purpose of acquiring such Property, paying the amount of the pro rata portion of the Fees attributable thereto, and paying the Transaction Expenses relating to such funding and acquisition, as such amount is set forth in the Funding Request relating to the acquisition of such Property.

     "PROPERTY LEGAL REQUIREMENTS" means all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting any Property, the Improvements or the demolition, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. Section 1201 ET. SEQ. and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Hazardous Materials Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting any Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to SECTION 11.2 of the Master Lease.


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


     "PURCHASE NOTICE" means an irrevocable written notice by the Lessee delivered to the Lessor pursuant to SECTION 18.1 of the Master Lease, notifying the Lessor of the Lessee's intention to exercise its option pursuant to such Section, and identifying the Property or Properties to be purchased in accordance therewith and the proposed purchase date therefor.

     "PURCHASE OPTION" means the Lessee's option to purchase a Property in accordance with the provisions of SECTION 18.1 of the Master Lease.

     "PURCHASE OPTION PRICE" is defined in SECTION 18.1 of the Master Lease.

     "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. Section 6901 ET SEQ.

     "RELEASE" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Material.

     "REMARKETING OPTION" is defined in SECTION 20.1 of the Master Lease.

     "RENT" means, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Master Lease.

     "REQUESTING PARTY" is defined in SECTION 27.1 of the Master Lease.

     "REQUIRED MODIFICATION" is defined in CLAUSE (i) of SECTION 10.1 of the Master Lease.

     "REQUIRED LENDERS" is defined in SECTION 5.2 of the Loan Agreement.

     "REQUIRED PARTICIPANTS" means, at any time, (i) Lenders holding at least 51% of the aggregate outstanding principal amount of Loans, or if no Loans are then outstanding, 51% of the aggregate amount of the Lenders' Commitments, together with (ii) the Lessor.

     "REQUIREMENT OF LAW" means, as to any Person, (a) the partnership agreement, certificate of incorporation, bylaws or other organizational or governing documents of such Person, (b) any federal, state or local law, treaty, ordinance, rule or regulation and (c) any order, decree or determination of a court, arbitrator or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "RESPONSIBLE OFFICER" means the President and Chief Executive Officer, Executive Vice President, the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary of the of the Lessee.

     "RESPONSIBLE OFFICER'S CERTIFICATE" means a certificate signed by any Responsible Officer, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

     "SCHEDULED PAYMENT DATE" means the fifteenth (15th) day of each January, April, July, and October; PROVIDED, HOWEVER,

               (i) if any Scheduled Payment Date would otherwise end on a day that is not a Business Day, such Scheduled Payment Date shall be extended to the next succeeding Business Day unless the result of such extension would be to cause such Scheduled Payment Date into occur in another calendar month in which event such Scheduled Payment Date shall end on the immediately preceding Business Day; and

               (iii) any Scheduled Payment Date that would otherwise occur after the Maturity Date shall occur on the Maturity Date.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     "SHORTFALL AMOUNT" means, as of the Expiration Date, an amount equal to (i) the Lease Balance, MINUS (ii) the Loan Balance received by the Lessor from the Lessee pursuant to SECTION 20.1(k) of the Lease, MINUS (iii) the aggregate amount of the highest, binding, written, unconditional, irrevocable offer to purchase each Property obtained by each Lessee pursuant to SECTION 20.1(f) of the Lease; PROVIDED, HOWEVER, that if the sale of the Properties to the Person submitting such offer is not consummated on or prior to the Expiration Date, then the term "Shortfall Amount" shall mean an amount equal to (i) the Lease Balance, MINUS (ii) the Loan Balance received by the Lessor pursuant to SECTION 20.1(k) of the Lease.

     "SIGNIFICANT CONDEMNATION" means (a) a Condemnation that involves a taking of the Lessor's entire title to the related Land, or (b) a Condemnation that in the reasonable, good faith judgment of the Agent and the Lessor (i) renders the related Property unsuitable for continued use as property of the type of such Property immediately prior to such Condemnation, or (ii) is so substantial in nature that restoration of the related property to substantially its condition as it existed immediately prior to such Condemnation (y) would be impracticable or impossible, or (z) cost in excess of 10% of the outstanding Lease Balance for such Property.

     "SOLVENT" means with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability taking into account any subrogation and contribution rights.

     "SUBMITTED FINANCIAL STATEMENTS" means the financial statements of the Lessee for the fiscal year ended March 31, 1996, which were audited by Ernst & Young, copies of which have been delivered to the Lessor, the Agent and each Lender.

     "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of:

          (a) the outstanding capital stock having Voting Power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might having Voting Power upon the occurrence of any contingency),

          (b) the interest in the capital or profits of such partnership or joint venture, or

          (c) the beneficial interest of such trust or estate, is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

     "SUPPLEMENTAL RENT" means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay to Lessor or any other Person under the Master Lease, or under any of the other Operative Documents, including, without limitation, Fees, Break Costs, the Loan Balance, the Shortfall Amount, amounts due pursuant to SECTION 13.2 of the Participation Agreement, payments pursuant to SECTIONS 15.2 of the Master Lease and ARTICLES XVIII and XX of the Master Lease and all amounts payable to the Collateral Agent under SECTION 7 of the Custody Agreement.

     "SURPLUS COLLATERAL" is defined in SECTION 6.2 of the Participation Agreement.

     "TANGIBLE NET WORTH" means the gross book value of the assets of the Lessee (exclusive of goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred income taxes, deferred charges and other like intangibles) less (a) reserves applicable thereto and (b) all liabilities (including accrued and deferred income taxes and subordinated liabilities).

     "TAX INDEMNITEE" means each Lender and the Lessor.

     "TAXES" is defined in the definition of Impositions.

     "TERMINATION DATE" is defined in SECTION 15.3 and SECTION 16.2(e) of the Master Lease.

     "TERMINATION NOTICE" is defined in SECTION 15.1 of the Master Lease.

     "TRANSACTION EXPENSES" means all costs and expenses incurred in connection with the preparation, execution and delivery of the

Operative Documents and the transactions contemplated by the Operative Documents including without limitation:

          (a) the reasonable fees, out-of-pocket expenses and disbursements of Mayer, Brown & Platt, special counsel for the Lessor, the Lenders and the Lessor, and such other fees, expenses and disbursements of counsel for the Lessee in negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closing under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents;

          (b) the reasonable fees, out-of-pocket expenses and disbursements of any law firm or other external counsel of each of the Lessor and each Lender in connection with (1) any amendment, supplement, waiver or consent with respect to any Operative Documents requested or approved by the Lessee and (2) any enforcement of any rights or remedies against the Lessee in respect of the Operative Documents;

          (c) any and all Taxes and fees incurred in recording, registering or filing any Operative Document or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Documents;

          (d) any title fees, premiums and escrow costs and other expenses relating to title insurance and the closings contemplated by the Operative Documents;

          (e)  all expenses relating to all Environmental Audits; and

          (f)  fees and other expenses relating to Appraisals.

     "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "UNIFORM COMMERCIAL CODE" and "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

     "VOTING POWER" means, with respect to securities issued by any Person, the combined voting power of all securities of such person which are issued and outstanding at the time of determination and which are entitled to vote in the election of directors of such Person, other than securities having such power only by reason of the happening of a contingency.

     "YIELD" is defined in SECTION 4.1(a) of the Participation Agreement.

     "YIELD RATE" means, at the option of the Lessee, the sum of (i) the Alternate Base Rate, or (ii) the LIBO Rate (Reserve Adjusted), PLUS the Lessor Margin, as the case may be.